                                                                      Exhibit 12

                          EVEREN CAPITAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (in millions)
                                  (unaudited)

                                                              Year ended December 31,
                                                1998        1997        1996        1995        1994
                                                ----        ----        ----        ----        ----
EARNINGS:
Pretax Income (loss)                           $115.7      $ 75.0      $107.8     $(22.0)      $(12.7)
Fixed Charges                                    65.8        47.1        45.1       68.1         58.0
                                               ------------------------------------------------------

                          Earnings             $181.5      $122.1      $152.9     $ 46.1       $ 45.3
                                               ======================================================


FIXED CHARGES:
Interest expense                               $ 54.2      $ 36.6      $ 34.0     $ 52.5       $ 44.8
Approximate portion of rental expense
 representative of an interest factor            11.6        10.5        11.1       15.6         13.2
                                               ------------------------------------------------------

                          Fixed Charges        $ 65.8      $ 47.1      $ 45.1     $ 68.1       $ 58.0
                                               ======================================================

Ratio of earnings to fixed charges                2.8         2.6         3.4       0.68         0.78
                                               ======================================================

Deficiency of earnings available to cover
 fixed charges                                 $    -      $    -      $(22.0)    $(12.7)      $    -
                                               ======================================================